Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

TWG Holdings Limited

As of and for the year ended December 31, 2017

With Report of Independent Auditors

TWG Holdings Limited

Consolidated Financial Statements

As of and for the year ended December 31, 2017

Ernst & Young LLP 155 North Wacker Drive Chicago, IL 60606-1787	Tel: +1 312 879 2000 Fax: +1 312 879 4000 ey.com

Report of Independent Auditors

The Board of Directors and Shareholders

TWG Holdings Limited

We have audited the accompanying consolidated financial statements of TWG Holdings Limited, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, comprehensive income changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TWG Holdings Limited at December 31, 2017, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

1
A member firm of Ernst & Young Global Limited

Required Supplementary Information

Accounting principles generally accepted in the United States require that the incurred and paid claims development prior to the most recent year and the average annual percentage payout of incurred claims disclosed on pages 44-48 be presented to supplement the consolidated financial statements. Such information, although not a part of the consolidated financial statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the consolidated financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the consolidated financial statements, and other knowledge we obtained during our audit of the consolidated financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ Ernst & Young LLP

February 19, 2018

2
A member firm of Ernst & Young Global Limited

TWG Holdings Limited

Consolidated Balance Sheet

(In Millions, Except Share Data)

December 31,
2017
Assets
Invested assets:
Fixed-maturity securities available-for-sale, at fair value (amortized cost, $2,274.3)	$2,301.9
Equity securities available-for-sale, at fair value (cost, $36.5)	38.0
Short-term investments	227.3
Dealer loans (net of allowance of $1.5)	31.5
Equity method investments	88.2
Other invested assets (including assets valued using the fair value option, $14.0)	17.8
Total invested assets	2,704.7

Cash and cash equivalents	377.7

Receivables:
Reinsurance balances recoverable	23.3
Ceded service contract benefits and claims recoverable	293.6
Service contract revenue and insurance premiums receivable (net of allowance of $2.6)	247.4
Total receivables	564.3

Accrued investment income	26.8
Current income taxes receivable	17.2
Deferred income taxes	55.3
Deferred acquisition costs	422.6
Prepaid reinsurance premiums	1,473.0
Property and equipment, net	61.4
Goodwill	604.6
Value of business acquired	30.0
Other intangible assets	129.0
Other assets	107.5
Total assets	$6,574.1

December 31,
2017

Liabilities and shareholders’ equity
Reserves:
Unearned service contract revenue	$2,469.1
Unearned insurance premiums	1,356.0
Service contract benefits and claims payable	417.7
Total reserves	4,242.8

Deferred income taxes	4.7
Ceded service contract revenue and insurance premiums payable	212.4
Funds held under reinsurance treaties	141.7
Debt	590.2
Accounts payable and accrued expenses	192.1
Other liabilities	266.7
Total liabilities	5,650.6

Shareholders’ equity:
Class A common stock, par value $0.0001 per share; 9,477,627 authorized, issued, and outstanding	—
Class B common stock, par value $1 per share, 15,000,000 shares authorized, 9,481,727 shares issued and outstanding	9.5
Additional paid-in capital	947.3
Retained earnings	110.6
Accumulated other comprehensive loss, net of taxes	(145.7)
Total shareholders’ equity before minority interest	921.7
Minority interest	1.8
Total shareholders’ equity	923.5

Total liabilities and shareholders’ equity	$6,574.1

See accompanying notes.

TWG Holdings Limited

Consolidated Statement of Income

(In Millions)

Year Ended December 31, 2017
Revenue
Service contract revenue	$654.9
Insurance premiums	437.9
Net investment income	100.6
Net realized available-for-sale investment gains	0.1
Other-than-temporary impairment losses	(0.6)
Net realized other gains	7.8
Net realized gains on investments	7.3
Total revenue	1,200.7

Expenses
Service contract benefits and claims incurred	532.9
Amortization of deferred acquisition costs	151.6
Amortization of value of business acquired	34.3
Amortization of other intangible assets	23.4
Profit commissions	63.8
Interest expense	22.5
Salaries and employee benefits	147.5
Other operating expenses	132.0
Total expenses	1,108.0
Income before income tax expense and minority interest	92.7
Income tax expense	10.1
Minority interest	—
Net income	$82.6

See accompanying notes.

TWG Holdings Limited

Consolidated Statement of Comprehensive Income

(In Millions)

Year Ended December 31, 2017
Net income	$82.6
Other comprehensive income, net of tax:
Change in unrealized gains and losses on investments, net of taxes of $ (5.3)	15.8
Change in net foreign exchange translation, net of taxes of $ (1.3)	22.3
Total other comprehensive income, net of tax	38.1
Comprehensive income	$120.7

See accompanying notes.

TWG Holdings Limited

Consolidated Statement of Changes in Shareholders’ Equity

(In Millions)

					Accumulated
	Class A	Class B	Additional		Other		Total
	Common	Common	Paid-In	Retained	Comprehensive	Minority	Shareholders’
	Stock	Stock	Capital	Earnings	Loss	Interest	Equity
Balance at January 1, 2017	$—	$9.5	$944.0	$127.3	$(183.8)	$—	$897.0
Net income	—	—	—	82.6	—	—	82.6
Total other comprehensive income	—	—	—	—	38.1	—	38.1
Dividends to Class B Shareholders	—	—	—	(99.3)	—	—	(99.3)
Minority interest	—	—	—	—	—	1.8	1.8
Common share options exercised	—	—	0.4	—	—	—	0.4
Share-based compensation	—	—	2.9	—	—	—	2.9
Balance at December 31, 2017	$—	$9.5	$947.3	$110.6	$(145.7)	$1.8	$923.5

See accompanying notes.

TWG Holdings Limited

Consolidated Statement of Cash Flows

(In Millions)

Year Ended December 31, 2017
Operating activities
Net income	$82.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, excluding VOBA	31.2
Amortization of VOBA	34.3
Net realized available-for-sale investment gains	(0.1)
Other-than-temporary impairment losses	0.6
Net realized other gains	(7.8)
Equity in earnings of limited partnerships	(4.4)
Share-based compensation expense	3.3
Net amortization of premium on investments	10.5
Deferred income taxes	(11.4)
Changes in operating assets and liabilities:
Unearned service contract revenue and insurance premiums, net of reinsurance	178.7
Service contract benefits and claims payable, net of reinsurance	11.5
Service contract revenue and insurance premiums receivable	(40.5)
Deferred acquisition costs	(54.1)
Reinsurance balances payable, net	103.5
Accrued investment income	(4.5)
Current income taxes receivable	14.3
Other assets and liabilities, net	38.2
Net cash provided by operating activities	385.9

Investing activities
Purchases of available-for-sale fixed-maturity securities	(690.0)
Purchases of available-for-sale equity securities	(30.6)
Sales, calls, and maturities of available-for-sale fixed-maturity securities	522.5
Sales of available-for-sale equity securities	2.7
Net purchases of equity method and other investments	35.2
Net purchases of short-term investments	(51.6)
Dealer loans issued	(18.4)
Dealer loan payments received	8.2
Net purchases of property and equipment	(29.5)
Acquisition of India TVS, net of cash acquired	(4.2)
Proceeds from sale of susidiary, net of cash sold	6.7
Net cash used in investing activities	(249.0)

TWG Holdings Limited

Consolidated Statement of Cash Flows (continued)

(In Millions)

Year Ended December 31, 2017
Financing activities
Repayment of debt	$(6.2)
Dividends to Class B shareholders	(99.3)
Proceeds from exercise of options for common stock	0.4
Net cash used in financing activities	(105.1)
Effect of exchange rate changes on cash	6.3

Net increase in cash and cash equivalents	38.1
Cash and cash equivalents at beginning of period	339.6
Cash and cash equivalents at end of period	$377.7

Supplemental disclosures of cash flow information
Cash paid for interest	$18.2
Cash paid for income taxes	$1.6

See accompanying notes.

TWG Holdings Limited

Notes to Consolidated Financial Statements

(In Millions, Except Per Share Data)

1. Organization and Basis of Presentation

TWG Holdings Limited (TWG), a Bermuda exempted company, specializes in the underwriting, administration, and marketing of service contracts (typically extended warranties) on a wide variety of consumer goods, including automobiles, consumer electronics, and major home appliances. The extended warranty programs generally cover the repair or replacement of products for defects in material and workmanship for a specified period of time following the expiration of the manufacturer’s warranty. Additionally, TWG provides coverage for credit life, individual disability, and specialty insurance products, including credit card enhancement benefit programs. TWG operates offices in North America, Europe, and in Other International regions such as Latin America and Asia Pacific. The ultimate control of TWG is held by Wolverine Advisors, Inc. an affiliate of TPG Capital. L.P. (TPG).

Prior to November 30, 2006, TWG consisted of certain wholly owned subsidiaries and functions of Aon Corporation that collectively did business as Aon Warranty Group. In November 2006, Aon Warranty Group was acquired by Onex Corporation and certain of its affiliates (Onex) from Aon Corporation and was renamed The Warranty Group, Inc. (TWG Inc.). Prior to the sale, Virginia Surety Company, Inc. (VSC) (a wholly-owned subsidiary of TWG) wrote traditional property and casualty (P&C) business. When TWG Inc. was acquired by Onex, VSC ceased writing P&C business and focused on core service contracts. As part of the transaction, loss portfolio transfers, which are referred to as LPTs, were issued and indemnification agreements with third party reinsurers were entered into to facilitate the sale of TWG Inc. to Onex.

On August 1, 2014, Wolverine Acquisitions, Inc., established TWG Holdings Limited and acquired TWG Inc. from Onex. The aggregate consideration paid in connection with such merger, which is referred to as the Wolverine merger was approximately $1,523 which consisted of $1,278 in cash and $245 in assumed debt. Upon acquisition, TWG Inc. became a wholly owned subsidiary of TWG. In connection with the Wolverine merger, as a result of the application of business combination accounting, the assets and liabilities of TWG were adjusted to their estimated fair values as of the closing date of the Wolverine merger.

On October 17, 2017, TWG, TWG Re, Ltd. (TWG Re) and Arbor Merger Sub, Inc. (Merger Sub), a Delaware corporation and a direct wholly owned subsidiary of TWG that had been newly formed for the purpose of the proposed merger described herein, entered into an Agreement and Plan of Merger with Assurant, Inc. (Assurant) (the Proposed Merger) pursuant to which Merger Sub would merge with and into Assurant, with Assurant continuing as the surviving corporation following the Proposed Merger.  On January 8, 2018, TWG, TWG Re, Merger Sub and Assurant entered into an Amended and Restated Agreement and Plan of Merger (the Amended and Restated Proposed Merger).  Under the terms of the Amended and Restated Proposed Merger and subject to the satisfaction or waiver of the conditions therein, Assurant and TWG will combine their businesses through a transaction in which TWG will merge with Arbor Merger Sub, Inc., a direct wholly owned subsidiary of Assurant formed for the purpose of the Amended

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

and Restated Proposed Merger, with TWG continuing as the surviving corporation, and TWG will become a wholly owned subsidiary of Assurant following the Amended and Restated Proposed Merger.

2. Summary of Significant Accounting Policies

Basis of Consolidation and Use of Estimates

The accompanying consolidated financial statements include the accounts of TWG and all of its wholly owned subsidiaries and have been prepared in conformity with U.S. generally accepted accounting principles (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management of TWG to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could affect the amounts reported and disclosed herein.

TWG transacts business primarily through six insurance company subsidiaries: VSC, London General Insurance Company, Limited (LGI), London General Life Insurance Company, Limited (LGL), Virginia Surety Compania de Seguros do Brazil (VSC Brazil), Virginia Surety Compania de Seguros (VSC Argentina) and Virginia Surety Seguros de Mexico (VSC Mexico) as well as through three primary service company subsidiaries: Consumer Program Administrators, Inc., National Product Care Company and Automotive Warranty Services, Inc.; and TWG Re. Substantially all of the service products issued by the service company subsidiaries are insured by TWG’s wholly owned insurance company subsidiaries.

In addition, TWG completed a step-up acquisition of TVS TWG Warranty Solutions Limited (TVS India) in December 2017 by increasing its ownership in the company from 49% to 90%. As a result, TWG performs a full consolidation of TVS India’s financial results and adjusts for the 10% minority, noncontrolling interest. See Note 19 for additional information.

Service Contract and Insurance Operations

TWG follows accounting guidance that is included in Accounting Standards Codification (ASC) Topic 605, Revenue from Contracts with Customers, and ASC Topic 944, Financial Services – Insurance, for recognizing service contract and premium revenue and acquisition costs. Service contact revenue under ASC Topic 605 is produced by TWG’s service company subsidiaries, primarily domiciled in the United States (U.S.). Premium revenue under ASC Topic 944 is produced by TWG’s regulated insurance company subsidiaries to unaffiliated third parties.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

TWG is not party to the manufacture or marketing of the underlying products. However, it is at risk to indemnify purchasers of the underlying products against certain covered repair costs associated with mechanical breakdown or failure of the products during the terms of the contracts.

The historical run-off property and casualty business is accounted for as LPTs using prospective reinsurance accounting.

Revenue Recognition

TWG records revenue on service contracts issued by TWG’s service company subsidiaries at the net amount remitted by the selling dealer or retailer (Dealer Cost) rather than at the amount paid by the consumer (Retail Cost). Cancellations of these contracts are typically processed through the selling dealer or retailer, and TWG refunds only the unamortized balance of the Dealer Cost. However, TWG is the primary obligor on these contracts and must refund the full amount of retail cost if the selling dealer or retailer cannot or will not refund its portion.

TWG records premium and associated unearned premium on extended warranty and credit contracts issued by its regulated insurance company subsidiaries primarily domiciled in Europe, Brazil, and Australia at Retail Cost. The difference between Retail Cost and Dealer Cost is recognized as commission and deferred as a component of deferred acquisition costs. At December 31, 2017, $246.4 of deferred acquisition costs were related to dealer and retailer commissions.

Unearned Service Contract Revenue and Insurance Premiums

Unearned service contract revenue and unearned insurance premiums on service contracts and single-premium insurance contracts related to warranty agreements are calculated to result in service contract revenue and insurance premiums being earned over the period at risk. The calculations are based on historical analyses of service contract benefits and claim payment patterns over the duration of the policies in force, which, in some circumstances, supports the use of a pro rata method. Unearned premiums on single-premium credit life and disability insurance are calculated using pro rata and proportional methodologies and the mean of pro rata and proportional methodologies, respectively.

Service Contract Benefits and Insurance Claims Payable Reserves

Service contract benefits and claims payable reserves represent the estimated ultimate net cost of all reported and unreported losses incurred and unpaid at the balance sheet dates. TWG does not discount service contract benefits and claims payable reserves. The reserves are estimated using individual case-by-case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency and claims reporting patterns of TWG’s third-

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

party administrators. Although considerable variability is inherent in such estimates, management believes the reserves for service contract benefits and claims payable are reasonable. The estimates are regularly reviewed and adjusted as necessary as experience develops or new information becomes known.

Profit Commissions and Interest Crediting

Certain of TWG’s arrangements with producers (dealers and retailers) of service contracts and insurance products include profit-sharing provisions, whereby the underwriting profits, after a fixed percentage allocation for TWG and an allocation for investment income, are remitted to the producers on a retrospective basis. Profit commissions are accrued each period in accordance with the individual profit commission agreements. At December 31, 2017, $852.5 of unearned service contract revenue and insurance premiums were subject to retrospective commission agreements.

Under certain arrangements, TWG holds funds on behalf of producers for which earned interest is shared with such interests, generally determined using U.S. treasury rates. TWG recorded interest crediting expense related to these arrangements of $7.0 for 2017.

Reinsurance

TWG utilizes reinsurance arrangements to manage the exposure to potential losses. Reinsurance does not affect TWG’s liability to the policyholders. TWG remains primarily liable to policyholders for the risks insured. Reinsurance premiums, commissions, and benefits to policyholders are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies are reported as a reduction of premium revenue and benefits. Expense reimbursements received in connection with reinsurance ceded have been accounted for as a reduction of the related acquisition costs. Reinsurance receivables and prepaid reinsurance premium amounts are reported as assets.

TWG holds funds on behalf of unaffiliated companies in conjunction with certain reinsurance arrangements in order to securitize risks transferred as part of these reinsurance transactions. These balances are recorded as liabilities on TWG’s consolidated balance sheet.

Cash and Cash Equivalents

TWG considers cash on hand, all operating cash, and working capital cash accounts to be cash equivalents. These amounts are carried at cost, which approximates fair value.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Investments

Fixed-Maturity and Equity Securities

Investments in fixed-maturity and equity securities with readily determinable fair values are designated at the time of purchase as either available-for-sale or trading. Available-for-sale investments are stated at fair value, with unrealized holding gains and losses reported in accumulated other comprehensive loss, net of taxes.

The amortized cost of fixed maturities other than mortgage-backed and asset-backed securities is adjusted for amortization of premiums and the accretion of discounts using the effective yield method.

The amortized cost of mortgage-backed and asset-backed securities is adjusted for amortization of premiums and accretion of discounts using the retrospective method, based on current prepayment assumptions. Adjustments to the amortized cost are included in net investment income.

Short-Term Investments

Short-term investments, including certificates of deposit, money market funds held for investment purposes in certain markets, and highly liquid debt instruments purchased with maturities of up to one year, are carried at cost, which approximates fair value.

Dealer Loans

Dealer loans are generally carried at cost or unpaid principal balance. Dealer loans are comprised of loans to producers of reinsured warranty contract sales. The full carrying values of dealer loans are secured by the producers’ interest in the future profits in the reinsured business. A dealer loan is considered to be impaired when it is probable that TWG will be unable to collect all principal and interest due according to the contractual terms of the loan agreement. TWG measures such impairments based on the present value of the expected future cash flows discounted using the loan’s initial effective interest rate, or when reliable information is available, through the fair value of the collateral, less expected costs to sell. TWG reported an allowance of $1.5 as of December 31, 2017 against the carrying value of dealer loans.

Equity Method Investments

TWG uses the equity method of accounting for investments in limited partnerships and limited liability companies. In applying the equity method, TWG’s share of distributed and undistributed net income of the investee is reported in net investment income in the consolidated statement of income. Recognition of income is recorded on a one-month to three-month lag

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

based on the availability of financial information from the general partners or investment managers. The financial statements for these investees are audited on an annual basis.

Other Invested Assets

TWG’s investments in private equity funds are reported at fair value using the net asset value (NAV) per share as provided by the investment fund managers and derived from the underlying securities. For those investments for which TWG has elected the fair value option, changes in fair value are reported in TWG’s consolidated statement of income. For those investments for which TWG has not elected the fair value option, changes in fair value are reported in accumulated other comprehensive loss, net of taxes.

Derivative Instruments

TWG entered into forward contracts to mitigate foreign exchange rate exposure on certain of its non-U.S. dollar denominated investments. The forward contracts used have a term of less than six months and will be renewed as long as the non-U.S. dollar-denominated investments are held in TWG’s investment portfolio. Forward contracts are designated as hedges for accounting purposes. At December 31, 2017, TWG had forward contracts outstanding with a notional value of $28.5. TWG reports the fair value of forward contracts in other investments in the consolidated balance sheet and reports changes in the fair value of forward contracts in realized gains in the consolidated statement of income. At December 31, 2017, the fair value of the forward contracts was $ (0.1).

Realized Gains and Losses

Realized gains and losses on disposal of investments are computed using the specific cost of the security sold and are reported as net realized available-for-sale investment gains in the consolidated statement of income. TWG conducts a periodic review to identify and evaluate invested assets having other-than-temporary impairments (OTTI). Some of the factors considered in identifying OTTI include (a) for fixed-maturity securities, whether TWG intends to sell the investment or whether it is more likely than not that TWG will be required to sell the investment prior to an anticipated recovery in value; (b) for equity securities, TWG’s ability and intent to retain the investment for a reasonable period of time sufficient to allow for an anticipated recovery in value; (c) the likelihood of the recoverability of principal and interest for fixed-maturity securities (i.e., whether there is a credit loss) or cost for equity securities; (d) the length of time and extent to which the fair value has been less than amortized cost for fixed-maturity securities or cost for equity securities; and (e) the financial condition; near-term, and long-term prospects for the issuer, including the relevant industry conditions and trends; and implications of rating agency actions and offering prices.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Fixed-maturity securities in an unrealized loss position are evaluated to determine if a credit loss exists. Fixed-maturity securities in an unrealized loss position for which management believes a credit loss exists are considered to be other than temporarily impaired. For these securities, TWG bifurcates OTTI losses into a credit component and a non-credit component. The credit component, which represents the difference between the discounted expected cash flows (at the securities’ effective interest rate) and amortized cost, is recognized in the consolidated statement of income. The non-credit component is recognized in accumulated other comprehensive income (loss) and represents the difference between fair value and the discounted cash flows that TWG expects to collect.

Fair Values

TWG determines fair values for fixed-maturity and equity securities based on quoted market prices for identical assets, where available. Otherwise, fair values are based on quoted market prices of comparable instruments in active markets, quoted market prices in inactive markets, or other observable criteria. The fair values of TWG’s private equity funds have been estimated using the NAV per share, as provided by the investment fund manager, and derived from the fair value of the underlying securities. Fair values for cash, short-term investments, dealer loans, receivables, and general accruals approximate carrying value. The fair value of TWG’s debt is based on the current rates estimated to be available to TWG for debt of similar terms and remaining maturities. See Note 4 for further information.

Variable Interest Entities (VIE)

TWG invests in limited partnerships and other entities that are subject to VIE analysis under the VIE subsections of ASC Topic 810, Consolidation. At the time these agreements are executed, TWG evaluates the applicability of the accounting guidance for VIEs. TWG analyzes each investment to determine whether it is a VIE, and, if so, whether TWG is the primary beneficiary or a significant interest holder based on a qualitative and quantitative assessment. TWG evaluates the design of the entity, the risks to which the entity was designed to expose the variable interest holder, and the extent of TWG’s control of and variable interest in the VIE. A VIE is consolidated by the variable interest holder that is determined to have the controlling financial interest (primary beneficiary) as a result of having both the power to direct the activities of a VIE that most significantly affect the VIE’s economic performance and the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. TWG determines whether it is the primary beneficiary of a VIE subject to consolidation based on a qualitative assessment of the entity’s capital structure, contractual terms, nature of the entity’s operations and purpose, and TWG’s relative exposure to the related risks of the entity on the date it becomes initially involved with the entity. TWG reassesses its VIE determination with respect to an entity on an annual basis.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

As of December 31, 2017, based on its qualitative and quantitative assessment primarily due to the increase in ownership from 49% to 90%, TWG determined that it is deemed to be the primary beneficiary in a VIE, TVS India. All material intercompany accounts and transactions have been eliminated in consolidation. Details about the TVS India acquisition and its related financial information are presented in Note 19.

Deferred Acquisition Costs (DAC)

Certain costs of acquiring warranty and credit business, principally commissions, premium tax, underwriting, and variable sales expenses that are directly related to the successful acquisition of new business, are deferred and amortized as the related service contract revenues and insurance premiums are earned.

DAC is subject to annual recoverability and loss recognition testing. These tests validate that the present value of future contract-related cash flows will support the capitalized DAC asset. The cash flows consist primarily of service contract revenues and insurance premiums, fees, and investment income, less claim-related benefits and expenses. In the event the estimated present value of net cash flows is less than the DAC asset, a DAC recoverability charge exists. This DAC recoverability would be charged to expense as a component of amortization of DAC, and the corresponding DAC asset would be reduced accordingly. No DAC recoverability charges were recorded during 2017.

In certain international markets, TWG occasionally pays an up-front acquisition cost as an incentive to attract new retailers. The up-front costs are deferred and amortized over the related contract period. The unamortized portion of the up-front costs is included in DAC in the consolidated balance sheet, and the related amortization is included in amortization of deferred acquisition costs in the consolidated statement of income.

Below is a roll-forward of the DAC balances as of December 31, 2017:

Beginning balance	$352.5
Cost deferred	221.7
Amortization	(151.6)
Ending Balance	$422.6

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Included in this category is internal use software, which is software that is acquired, internally developed, or modified solely to meet internal needs, with no plan to market externally.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Depreciation is calculated over the estimated useful lives of the related assets using the straight-line method. Useful lives range from three to ten years, except for leasehold improvements.

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or 15 years.

The components of property and equipment at December 31, 2017 are as follows:

Software	$53.6
Computer equipment	5.7
Furniture, fixtures, and equipment	5.3
Leasehold improvements	10.8
Automobiles	0.4
75.8
Less accumulated depreciation	(14.4)
Property and equipment, net	$61.4

Depreciation expense, reported in other operating expenses in the accompanying consolidated statement of income, was $7.8.

TWG reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charges were recorded during 2017.

During 2017, TWG relocated its corporate offices and per the terms of the new leases, TWG received $8.1 of tenant improvement allowance and $3.6 of rent abatement and recorded them in other liabilities. Both of these items are being amortized over the term of the leases. TWG also expensed $0.8 of remaining leasehold improvements related to the previous location.

Goodwill

Goodwill represents the excess of acquisition costs over the net fair values of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized but rather tested at least annually for impairment. At the time of the annual goodwill impairment test, TWG has the option to first assess qualitative factors to

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

determine whether it is necessary to perform a quantitative goodwill test. The goodwill quantitative impairment test has two steps. The first step identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the book value, goodwill is not impaired, and the second step is not required. If the book value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. The fair value is based on an evaluation of ranges utilizing primarily discounted cash flows of the reporting unit. Certain key assumptions considered include forecasted trends in revenues, investment yields, benefit costs, operating expenses, and effective tax rates.

TWG performs an impairment analysis at least annually, in the fourth quarter, or whenever events or changes in business circumstances necessitate an evaluation for impairment using a fair value approach. In 2017, TWG management performed a qualitative assessment of the recorded goodwill balances and determined that it was not necessary to perform the two-step quantitative goodwill impairment test and that the recorded goodwill balances were not impaired.

Value of Business Acquired and Other Intangible Assets

Value of Business Acquired (VOBA) represents the discounted value of the projected after-tax profit expected from contracts in-force at the acquisition date. VOBA is being amortized in relation to the earnings pattern of the contracts in-force. Other intangible assets consist of customer relationships, trademarks, information technology, and insurance licenses. Customer relationships, trademarks, and information technology intangible assets are deemed to have finite lives and are being amortized over their useful lives. Insurance licenses are deemed to have an indefinite life and are not amortized.

Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive income or loss, which includes foreign currency translation and unrealized gains and losses on securities classified as available-for-sale, less deferred income taxes.

Foreign Currency Translation

TWG assigns functional currencies to its foreign operations, which are generally the currencies of the local operating environment. Foreign currency amounts are remeasured to the functional currency, and the resulting foreign exchange gains or losses are reflected in the consolidated statement of income. Functional currency amounts are then translated into U.S. dollars. The foreign currency re-measurement and translation are calculated using current exchange rates for the items reported on the consolidated balance sheet and average exchange rates for items recorded in the consolidated statement of income. The gains or losses resulting from the

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

translation of foreign currency financial statements into U.S. dollars are included in shareholders’ equity and other comprehensive income, net of income taxes.

Share-Based Compensation

TWG accounts for the issuance of restricted stock awards and stock option grants based on the fair value of the awards in accordance with accounting guidance included in the ASC Topic 718,

Compensation – Stock Compensation. This guidance requires companies to recognize employee share-based compensation expense in the consolidated statement of income over the vesting period based on the fair value at the grant date. Share-based payments include restricted stock and stock options granted under TWG’s stock plans. See Note 16 for further information.

Income Taxes

A significant portion of TWG’s subsidiaries file a consolidated tax return in the U.S. TWG maintains a tax-sharing agreement with all of its U.S. subsidiaries, whereby allocation is made primarily on a separate-return basis, with current credit for any net operating losses or other items utilized in the consolidated tax return. TWG recognizes current federal income taxes based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Income earned or losses generated by subsidiaries outside of the U.S. are generally subject to tax at the jurisdictional tax rates which can differ from the U.S. rate.

TWG recognizes deferred income tax assets and liabilities for the expected future tax effects attributable to temporary differences between the consolidated financial statement and tax return bases of assets and liabilities based on enacted tax rates and other provisions of tax law. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax assets will not be realized.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (The Act). The Act introduces tax reform that reduces the current corporate federal income tax rate from 35% to 21%, among other changes. The corporate tax rate reduction is effective January 1, 2018. The Company was required to remeasure its net deferred tax asset as of the December 22, 2017 enactment date. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Deferred tax assets and liabilities are adjusted through income tax expense as changes in tax laws are enacted. The Company has determined that, based on current estimated information, The Act's impact increased tax expense by $5.7 as of the enactment date. This provisional re-measurement amount is anticipated to change as data becomes available allowing a more accurate scheduling of the deferred tax assets and liabilities.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Income generated in certain foreign jurisdictions has not been subject to U.S. income taxes. TWG intends to reinvest these earnings for the foreseeable future. The Act makes significant changes to the manner in which unremitted foreign earnings are taxed. TWG performed an estimated computation of the impact of the tax changes for the unremitted foreign earnings which resulted in no tax impact. However, future distributions may be subject to additional U.S. income taxes under The Act and any determination of the amount of unrecognized deferred income tax liabilities is not practicable at this time.

The Act subjects a U.S. shareholder to current tax on global intangible low-taxed income (GILTI) earned by certain foreign subsidiaries. The FASB Q&A Topic 740 No. 5, Accounting for Global Intangible Low-Taxed Income, states that an entity can make an accounting policy election to either recognize deferred taxes for temporary differences expected to reverse as GILTI in future years or provide for the tax expense related to GILTI in the year the tax is incurred. TWG has elected to recognize the tax on GILTI as a period expense in the period the tax is incurred.

For financial statement purposes, TWG recognizes tax benefits only for tax positions that are more likely than not to be sustained upon examination by taxing authorities. Changes in recognition or measurement are reflected in the period in which a change in judgment occurs.

TWG classifies penalties and interest related to all tax matters in income tax expense. TWG files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates.

Adoption of Recently Issued Accounting Pronouncements

Short Duration Contracts

In May 2015, the FASB issued an accounting standard that requires additional disclosures (including accident year information) for short-duration insurance contracts. New disclosures about the liability for unpaid losses and loss adjustment expenses are required for annual periods beginning after December 15, 2016. The annual disclosures by accident year include: disaggregated net incurred and paid claims development tables segregated by business type (not required to exceed ten years), reconciliation of total net reserves included in development tables to the reported liability for unpaid losses and loss adjustment expenses, incurred but not reported information, quantitative information and a qualitative description about claim frequency, and the average annual percentage payout of incurred claims. Further, the new standard requires, when applicable, disclosures about discounting liabilities for unpaid losses and loss adjustment expenses and significant changes and reasons for changes in methodologies and assumptions used to determine unpaid losses and loss adjustment expenses. In addition, the roll-forward of the liability for unpaid losses and loss adjustment expenses currently disclosed in annual financial statements is required for interim periods beginning in the first quarter of 2018. TWG has adopted the standard on its required effective date and has included the required disclosures

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

within Note 7 to these consolidated financial statements. Because the new standard does not affect accounting recognition or measurement, the effect of this standard on TWG’s consolidated financial statements is limited to disclosure.

Share-Based Compensation

In March 2016, the FASB issued new accounting guidance, which is intended to simplify certain aspects of the accounting for share-based compensation. The new guidance provides an accounting policy election to account for forfeitures by either applying an assumption, as required under existing guidance, or by recognizing forfeitures when they actually occur. The new guidance is effective for annual and interim periods beginning after December 15, 2016, with early adoption permitted. TWG has adopted the standard on its required effective date. The new guidance did not have a material impact on the consolidated financial statements.

Consolidations

In February 2015, the FASB issued new accounting guidance on consolidations, which will eliminate the deferral granted to investment companies from applying the variable interest entities guidance and make targeted amendments to the current consolidation guidance. The new guidance applies to all entities involved with limited partnerships or similar entities and requires re-evaluation of these entities under the revised guidance, which could change previous consolidation conclusions. The new guidance is effective for TWG as of January 1, 2017. This new guidance did not have a material impact on the consolidated financial statements.

Pending Adoption of Recently Issued Accounting Pronouncements

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (the FASB) issued amended guidance on revenue recognition. The amended guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. Insurance contracts are within the scope of other standards and, therefore, are specifically excluded from the scope of the amended revenue recognition guidance. The core principle of the amended guidance is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, the entity applies a five-step process outlined in the amended guidance, in which it assesses factors including identifying performance obligations, determining the transaction prices and how it recognizes the transaction price as it satisfies performance obligations. The amended guidance also includes a cohesive set of disclosure requirements. For private companies, the amended guidance is effective for interim and annual periods beginning after December 15, 2018, and early adoption

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

is permitted. An entity can choose to apply the amended guidance using either the full retrospective approach or a modified retrospective approach.  TWG plans to adopt these changes on the required effective date for private companies.

While TWG continues to evaluate the impacts of this new guidance on the amounts and disclosures reported within the consolidated financial statements, TWG does not expect a material change to the current revenue recognition pattern, net income, or total shareholders’ equity. However, based on an evaluation of the criteria within the new standard and consideration of TWG’s performance obligations, TWG expects to change its revenue recognition policies for certain contracts to the retail amount paid by the consumer to the selling dealer or retailer acting as TWG’s agent, as compared to the current practice of recording the net amount remitted by the selling dealer or retailer, which is net of commissions.  This change is expected to impact a significant portion of TWG’s warranty products’ revenues. As a result, TWG expects a material increase to service contract revenue and deferred acquisition cost amortization on the statement of income and unearned service contract revenue reserves and deferred acquisition cost asset on the balance sheet. While the cumulative effect of adoption may be significant to certain financial statement line items, TWG does not expect the impact of the new guidance to be material to its results of operations or financial position.

Statement of Cash Flows Presentation and Classification

In August 2016, the FASB issued amended guidance on presentation and classification in the statement of cash flows. The amendments address certain specific cash flow issues: debt prepayment and debt extinguishment costs; settlement of zero-coupon or insignificant coupon debt instruments; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate- Statement of Cash Flows owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and guidance related to the identification of the primary source for separately identifiable cash flows. The amended guidance is effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. The adoption of this amended guidance will not have an impact on TWG’s financial position and results of operations.

Reporting Credit Losses of Assets Held at Amortized Cost

In June 2016, the FASB issued amended guidance on reporting credit losses for assets held at amortized cost and available-for-sale debt securities. For assets held at amortized cost, the amended guidance eliminates the probable recognition threshold, and, instead requires an entity to reflect the current estimate of all expected credit losses. For available-for-sale debt securities, credit losses will be measured in a manner similar to current accounting requirements; however, the amended guidance requires that credit losses be presented as an allowance rather than as a

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

permanent impairment. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amended guidance is effective in fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Therefore, TWG is required to adopt the guidance on January 1, 2020. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. TWG is evaluating the requirements of this amended guidance and the potential impact on TWG’s financial position and results of operations.

Financial Instruments

In January 2016, the FASB issued amended guidance on the measurement and classification of financial instruments. This amended guidance requires that all equity investments be measured at fair value, with changes in fair value recognized through net income (other than those accounted for under the equity method of accounting or those that result in consolidation of the investee). The amendments also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the fair value option has been elected for financial liabilities. The amendments eliminate the requirement to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost; however, business entities will be required to use the exit price when measuring the fair value of financial instruments measured at amortized cost for disclosure purposes. In addition, the new guidance requires financial assets and financial liabilities to be presented separately in the notes to the financial statements, grouped by measurement category and form of financial asset. The new guidance will be effective for TWG as of January 1, 2018. If the new guidance were adopted as of January 1, 2017, there would be a reclassification from accumulated other comprehensive loss to retained earnings equal to unrealized loss of $ (0.1) on available-for-sale equity securities at December 31, 2016. The impact to net realized gains (losses) would equal the change in net unrealized gains of $1.6 on available-for-sale equity securities between December 31, 2017 and 2016.

Leases

In February 2016, the FASB issued updated guidance on leases. The updated guidance requires a lessee to recognize a right-of-use asset and a lease liability on the balance sheet for leases with terms longer than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statement of income. The updated guidance is effective for private companies for interim and annual periods beginning after December 31, 2019, and early adoption is permitted. TWG is required to adopt the guidance effective January 1, 2020. A modified retrospective transition approach is required

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. TWG is currently evaluating the impact this new guidance will have on its consolidated financial position and results of operations. TWG is currently creating an inventory of its leases and calculating the current minimum future lease payments.

Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income

In February 2018, the FASB issued guidance on reporting comprehensive income concerning the reclassification of certain tax effects from accumulated other comprehensive income, which allows entities to reclassify from accumulated other comprehensive income to retained earnings stranded tax effects resulting from the new federal corporate income tax rate resulting from application of The Act. The guidance permits the reclassification of other stranded tax effects that relate to The Act but do not directly relate to the change in the federal rate. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted for reporting periods for which financial statements have not yet been issued or made available for issuance. TWG is currently evaluating the impact of this new guidance and did not early adopt such guidance as of December 31, 2017.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

3. Investments

Fixed-Maturity and Equity Securities

The tables below present the amortized cost, gross unrealized gains, gross unrealized losses, and fair value of all investments in available-for-sale fixed-maturity and equity securities owned by TWG at December 31, 2017:

	Amortized Cost (1)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed-maturities available-for-sale:
U.S. government and agencies	$20.5	$—	$(0.1)	$20.4
U.S. states and municipals	245.6	7.1	(0.3)	252.4
Foreign government securities	362.7	10.1	(2.8)	370.0
Corporate and other	1,098.3	16.9	(5.8)	1,109.4
Commercial mortgage-backed	189.1	2.5	(0.5)	191.1
Residential mortgage-backed	217.1	1.2	(1.8)	216.5
Asset-backed securities	141.0	1.7	(0.6)	142.1
Total fixed-maturities available-for-sale	$2,274.3	$39.5	$(11.9)	$2,301.9
Equity securities available-for-sale:
Mutual funds	$36.4	$0.5	$(0.1)	$36.8
Common stock	0.1	1.1	—	1.2
Equity securities available-for-sale	$36.5	$1.6	$(0.1)	$38.0

(1) Based on foreign currency exchange rates at December 31, 2017.

Amortized cost for fixed maturities and equity securities available-for-sale included net unrealized foreign currency exchange losses of $24.3. The net unrealized foreign exchange losses were primarily related to TWG’s investments in foreign government securities and corporate bonds. TWG’s investments in foreign government securities and corporate bonds are generally held in countries where TWG has policyholder liabilities, which allow the assets and liabilities to be more appropriately matched. The majority of the net unrealized foreign exchange losses on foreign government securities and corporate bonds were attributable to securities held in Brazil, Australia, Mexico, Japan, and Europe.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The amortized cost and fair value of available-for-sale fixed-maturity securities owned by TWG at December 31, 2017, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Years to maturity:
One or less	$120.7	$121.0
After one through five	696.5	701.4
After five through ten	741.6	755.3
After ten	168.3	174.5
Commercial mortgage-backed	189.1	191.1
Residential mortgage-backed	217.1	216.5
Asset-backed	141.0	142.1
	$2,274.3	$2,301.9

Proceeds from the sale of investments in available-for-sale fixed-maturity securities by TWG were $259.0 in 2017.

Gross realized gains and losses on available-for-sale fixed-maturity and equity securities included in the accompanying consolidated statement of income are as follows:

Year Ended December 31, 2017
Gross realized gains:
Fixed-maturity securities	$2.4
2.4
Gross realized losses:
Fixed-maturity securities, excluding OTTI	(2.2)
Equity securities, excluding OTTI	(0.1)
OTTI on fixed-maturity securities	(0.6)
(2.9)

Net realized investment losses	$(0.5)

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

TWG recognizes an impairment loss for its equity method investments in limited partnerships and limited liability companies when evidence demonstrates that the loss is other than temporary. There were no impairments recorded for equity method investments in 2017.

At December 31, 2017, certificates of deposit, money market funds, and available-for-sale fixed-maturity securities with a carrying value of $81.0, were on deposit with various insurance departments and regulators to satisfy domestic and foreign regulatory requirements.

Major categories of net investment income generated by the invested assets of TWG are summarized as follows:

Year Ended December 31, 2017
Income:
Fixed-maturity securities	$79.9
Equity securities	0.3
Short-term investments	16.3
Limited partnerships and other investments	8.5
Dealer loans	1.6
Total investment income	106.6
Investment expenses	(6.0)
Net investment income	$100.6

The Company credits investment income to certain producers based upon contractual requirements. Interest crediting (see Note 2) is included in other operating expenses in the consolidated statement of income.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The fair value and unrealized loss, for available-for-sale fixed-maturity and equity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2017 are shown in the table below:

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Number of Securities

U.S. government and agencies	$9.4	$(0.1)	$0.5	$—	$9.9	$(0.1)	13
U.S. states and municipalities	32.3	(0.1)	2.0	(0.2)	34.3	(0.3)	35
Foreign government securities	60.9	(0.4)	43.7	(2.4)	104.6	(2.8)	76
Corporate and other	250.4	(2.2)	52.7	(3.6)	303.1	(5.8)	504
Commercial mortgage-backed	63.1	(0.4)	2.0	(0.1)	65.1	(0.5)	32
Residential mortgage-backed	70.4	(0.5)	40.3	(1.3)	110.7	(1.8)	156
Asset-backed securities	4.7	—	2.5	(0.6)	7.2	(0.6)	21
Total fixed-maturities available-for-sale	$491.2	$(3.7)	$143.7	$(8.2)	$634.9	$(11.9)	837

Mutual funds	$—	$—	$5.7	$(0.1)	$5.7	$(0.1)	1
Total equity securities
available-for-sale	$—	$—	$5.7	$(0.1)	$5.7	$(0.1)	1

The weighted average credit rating of TWG’s fixed-maturity securities was “A” rated by Standard & Poor’s (S&P). Total gross unrealized losses represent approximately 1.9% of the aggregate fair value of the related securities. Approximately 31% of the gross unrealized losses were in a continuous loss position for less than twelve months. The total gross unrealized losses are comprised of 838 individual securities. 186 individual securities were in a continuous unrealized loss position for twelve months or more. 536 of the gross unrealized losses were concentrated in TWG’s foreign government and corporate fixed-maturity securities. At December 31, 2017, TWG did not intend to sell the fixed-maturity securities and it was not more likely than not that TWG would be required to sell the securities before the recovery of their amortized cost basis.

Limited Partnerships and Private Placement Debt and Equity Investments

During 2015, TWG transitioned to a new asset manager and implemented a new alternative and private placement investment strategy designed to maximize yield and balance risk. The following is a description of TWG’s alternative and private placement investment strategies:

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Natural Resources

This strategy provides financing for operations, development, and expansion of energy assets through debt and/or equity investments in management companies and or projects.

Real Estate Equity

This strategy purchases investments in income-producing commercial and residential real estate properties that are investment grade with stabilized occupancies at 70% or above.

Corporate Mezzanine/Special Situations

This strategy invests in debt and equity securities of companies undergoing longer-term structural changes in their sources of capital and other special credit or equity situations with predictable cash flows and defined exits.

Real Estate

This strategy invests in debt securities that are secured by high-quality commercial real estate assets with strong in-place cash flows.

Consumer/Small- and Medium-Sized Enterprise (SME) Credit

This strategy invests in unsecured pools of consumer loans or provides loans to small and medium sized enterprises.

Infrastructure Debt

This strategy invests in debt securities that are issued against underlying infrastructure assets and are repaid via a contractual cash flow stream over a defined time period.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The following table summarizes the carrying amounts of TWG’s limited partnerships and private placement debt and equity investments by strategy and the remaining unfunded commitment associated with each strategy:

	December 31, 2017	2017 Unfunded Commitment
Equity method investments
Natural resources	$27.5	$1.5
Corporate mezzanine/special situations equity	4.8	7.2
Real estate equity	18.4	—
Infrastructure debt	9.7	—
Consumer/SME credit	27.8	4.9
Total equity method investments	$88.2	$13.6

Available-for-sale private placement debt and equity investments
Corporate mezzanine/special situations debt	$38.6	$—
Real estate	38.5	—
Total available-for-sale private placement debt and equity investments	$77.1	$—

Fair value option
Private equity fund	$14.0	$2.8
Total fair value option investments	$14.0	$2.8

Total limited partnerships and private placement debt and equity investments	$179.3	$16.4

TWG accounts for investments in limited partnerships and limited liability companies using the equity method of accounting. In applying the equity method, TWG’s share of distributed and undistributed net income of the investee is reported in net investment income in the consolidated statement of income. TWG uses the most recently available financial information provided by the general partner or manager of each of these investments, which is one to three months prior to the end of TWG’s reporting period. The financial statements for these investees are audited on an annual basis.

TWG generally does not have the contractual option to redeem its equity method or private equity fund investments. Liquidation of these investments is triggered by clauses within the limited partnership agreements or at the private equity funds’ stated end date. TWG does not

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

have the ability to sell or transfer its ownership interest without the consent of the general partner or investment manager.

TWG’s private placement debt and equity securities are generally classified as available-for-sale and are measured at their estimated fair value. Changes in fair value are reported in accumulated other comprehensive (loss) income, net of taxes.

During 2013, TWG made a commitment to invest $25.0 in Irish Specialty Loan Fund III. This private equity fund was organized as a closed-end investment company with variable capital and was incorporated in Ireland as a public limited company. This fund invests in senior secured debt along with second and third lien secured loans and senior and subordinated corporate debt securities that are issued by middle market companies. As of December 31, 2017, TWG had invested $14.0 in this fund, which was included in other invested assets in the consolidated balance sheet.

During 2017, TWG elected to report this investment at fair value using NAV as provided for by the practical expedient in ASC Topic 820, Fair Value Measurements and Disclosures. Prior to the Wolverine merger, TWG accounted for this investment at cost. TWG’s investment in the private equity fund is not redeemable, as distributions from the fund will be received when the underlying investments of the fund are liquidated. The private equity fund is expected to have a six-year term, unless the fund is dissolved at an earlier date at the fund manager’s discretion. At December 31, 2017, the expected remaining life of this fund was approximately 1.5 years, and TWG had outstanding unfunded and callable capital commitments totaling $2.8 related to this investment.

4. Fair Value Measurements

TWG’s estimates of fair value for financial assets and financial liabilities are based on the framework established in the fair value accounting guidance. The fair value hierarchy gives the highest priority to quoted prices with readily available independent data in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable market inputs (Level 3). The three levels of the hierarchy are as follows:

Level 1:	Includes financial instruments whose fair value is determined based on observable unadjusted quoted market prices for identical financial assets or liabilities in active markets that TWG has the ability to access at the measurement date. This is the most reliable fair value measurement and includes, for example, active exchange-traded equity securities.

Level 2:	Includes financial instruments whose fair value is determined based upon various inputs, including, but not limited to, quoted market prices for similar assets in active markets, quoted market prices for identical assets in inactive markets, inputs other

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

than quoted market prices that are observable for the asset, such as interest rates or yield curves, or other inputs derived principally from other observable market information. When quoted market prices in active markets are not available, fair values are derived through matrix pricing, which is a mathematical technique, used principally to value debt securities by relying on the securities’ relationship to other benchmark-quoted securities and not by relying exclusively on quoted market prices for specific securities.

Level 3:	Includes financial instruments whose fair value is determined from techniques in which one or more of the significant inputs, such as assumptions about risk, are unobservable. Because Level 3 fair values contain unobservable market inputs, judgment must be used to determine fair values. Level 3 fair values represent the best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

TWG initially estimates the fair value of investments in private equity funds and private placement debt securities by reference to the transaction price. Subsequently, TWG obtains the fair value of these investments from the general partner or investment manager. TWG periodically performs a number of monitoring procedures in order to assess the quality of the information provided, including regular review and discussion of each investment’s performance and a review of the audited and interim financial statements. Other investments with redemption restrictions that prevent TWG from redeeming in the near term are classified in Level 3 of the fair value hierarchy.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The tables below summarize TWG’s investments measured on a recurring basis within the fair value hierarchy at December 31, 2017. There were no significant transfers between Level 1 and Level 2 during 2017.

	Total	Level 1	Level 2	Level 3
Fived-maturities available-for-sale
U.S. government and agencies	$20.4	$—	$20.4	$—
U.S. states and municipalities	252.4	—	252.4	—
Foreign government securities	370.0	—	370.0	—
Corporate and other	1,109.4	—	1,070.8	38.6
Commercial mortgage-backed	191.1	—	177.6	13.5
Residential mortgage-backed	216.5	—	191.5	25.0
Asset-backed securities	142.1	—	142.1	—
Total fixed-maturities available-for-sale	$2,301.9	$—	$2,224.8	$77.1

Equity securities available-for-sale	$38.0	$38.0	$—	$—

Private equity funds measured at NAV - fair value option	$14.0

The following table represents a summary of the changes in the fair value of TWG’s available-for-sale investments measured on a recurring basis using Level 3 during the year:

		Total realized/unrealized gains (losses)
	Balance, beginning of period	Included in net income	Included in accumulated OCI	Purchases	Sales	Settlements/ maturities	Balance, end of period
Fixed-maturities available-for-sale
Corporate and other	$36.0	$1.0	$(1.2)	$2.9	$—	$(0.1)	$38.6
Commercial mortgage-backed	21.3	0.4	—	—	—	(8.2)	13.5
Residential mortgage-backed	27.7	—	—	—	—	(2.7)	25.0
Asset-backed	3.7	—	(0.5)	—	—	(3.2)	—
Total fixed-maturities available-for-sale	$88.7	$1.4	$(1.7)	$2.9	$—	$(14.2)	$77.1

Transfers of available-for-sale investments in or out of Level 3 are done at the investments’ fair value at the date of transfer. However, there were no transfers in or out of Level 3 during 2017.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Quantitative Information About Level 3 Fair Value Measurements

The following table provides information about the significant unobservable inputs used for recurring fair value measurements for certain Level 3 private placement fixed-maturity securities for which information about the inputs is reasonably available to TWG. As the input information with respect to certain Level 3 instruments may not be reasonably available to TWG since fair value was initially estimated at the transaction price or was predominantly based on non-binding broker quotations, balances shown in the table below may not equal the total amounts reported for such Level 3 fixed maturities available-for-sale at December 31, 2017.

	Fair	Valuation Techniques	Unobservable Inputs	Range of Unobservable Inputs	Weighted Average
	Value
Fixed-maturities available-for-sale
Corporate and other:
Corporate mezzanine/special situations debt	$8.0	Enterprise Valuation	Market Multiples	6.50x–7.00x	6.75x

	5.6	Discounted Cash Flow	Market Yield, Credit Spread	9.75%–10.75%	10.25%

	16.2	Discounted Cash Flow	Market Yield, Credit Spread	11.50%–12.00%	11.75%

Commercial mortgage-backed Real estate debt	11.0	Discounted Cash Flow	Market Yield, Credit Spread	9.00%–11.00%	9.60%

Residential mortgage-backed Real estate debt	5.6	Discounted Cash Flow	Market Yield, Credit Spread	9.10%–10.10%	9.60%

Nonrecurring Fair Value Measurements

Certain assets and liabilities, including goodwill, intangible assets, and long-lived assets, are measured at fair value on a nonrecurring basis using company-specific assumptions that fall within Level 3 of the fair value hierarchy. These assets and liabilities are not measured at fair value on an ongoing basis, but are subject to fair value adjustments only in certain circumstances.

TWG tests goodwill and intangible assets for impairment at least annually or whenever events or changes in business circumstances necessitate an evaluation for impairment using a fair value

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

approach. In the event of an impairment, TWG determines the fair value of goodwill and intangible assets using a discounted cash flow approach or market-based trading and transaction multiples which contain significant unobservable inputs that fall within Level 3 of the fair value hierarchy. The unobservable inputs in the analysis generally include future cash flow projections and a discount rate.

The fair value of TWG’s debt is based on the current rates estimated to be available to TWG for debt of similar terms and remaining maturities. As of December 31, 2017, the carrying value and estimated fair value of TWG’s debt was $590.2.

The fair value disclosures are not intended to encompass the majority of policy liabilities or various other nonfinancial instruments related to TWG’s business. Accordingly, care should be exercised in deriving conclusions about TWG’s business or financial condition based on the fair value disclosures. At December 31, 2017, the carrying values of dealer loans, other investments, receivables, and general accruals approximated their fair value.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

5. Income Taxes

TWG’s U.S. subsidiaries are included in the consolidated federal income tax return. TWG has subsidiaries and branches that operate in various other jurisdictions around the world that are subject to tax in the jurisdictions in which they operate. TWG is not subject to Bermuda income tax under current Bermuda law. In the event there is a change in the current law such that income taxes are imposed, TWG would be exempt from such tax until March 31, 2035, pursuant to the Bermuda Exempted Undertakings Tax Protection Act of 1966.

Income before income taxes and income tax expense consist of the following:

Year Ended December 31, 2017
Income before income taxes:
U.S.	$(0.2)
International	92.9
Total	$92.7

Income tax expense (benefit):
Current:
U.S. federal	$6.0
International	13.3
U.S. state and local	2.2
Total current	21.5

Deferred:
U.S. federal	(7.0)
International	(1.3)
U.S. state and local	(3.1)
Total deferred	(11.4)
Income tax expense	$10.1

Income before income taxes shown above is based on the location of the corporate unit to which such earnings are attributable. Earnings may be subject to taxation in more than one country.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

A reconciliation of the income tax expense based on the U.S. federal statutory corporate tax rate (the tax rate at which the majority of TWG’s worldwide operations are taxed) to the provision reported in the consolidated financial statements is as follows:

Year Ended
December 31,
2017
Federal statutory tax rate	35.0%
Foreign taxes	(26.5)
Prior year	(0.9)
State amended returns	0.6
Tax-exempt interest	(2.5)
Interest on net equity	(1.4)
Valuation allowance	2.1
Uncertain tax positions	(0.6)
Rate change impact	5.2
Other - net	(0.1)
Effective tax rate	10.9%

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Significant components of TWG’s deferred tax assets and liabilities at December 31, 2017 are as follows:

Deferred tax assets:
Unearned service contract revenues and premiums	$102.2
Deferred expenses	39.4
Net operating loss and tax credit carryforwards	37.3
Employee benefit plans	3.4
Unrealized foreign exchange gain	1.9
Start-up costs	2.5
Accrued expenses	12.1
Other	1.2
200.0
Valuation allowance on deferred tax assets	(51.2)
Total deferred tax assets	148.8

Deferred tax liabilities:
Deferred acquisition costs	(42.6)
Service contract benefits and claims payable	(2.0)
Investments	(6.9)
VOBA and other intangible assets	(35.6)
Property and equipment	(10.5)
Prepaid expenses	(0.3)
Other	(0.3)
(98.2)
Net deferred tax asset	$50.6

The following is a summary of the deferred tax asset and liability presented on the consolidated balance sheet on a jurisdictional basis at December 31, 2017:

Deferred tax asset	$55.3
Deferred tax liability	(4.7)
Net deferred tax asset	$50.6

At December 31, 2017, certain U.S. legal entities of TWG had state operating loss carryforwards of $31.7 that will expire at various dates from 2018 to 2036. Certain foreign entities have

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

operating loss carry-forwards of $43.8, including $16.0 that will expire at various dates through 2037, and $27.8 that have an indefinite carryforward period.

At December 31, 2017, TWG had foreign tax credit carry-forwards of $17.6 that will expire at various dates from 2025 to 2027.

TWG records valuation allowances on its deferred tax assets where required. At December 31, 2017, TWG had valuation allowances on its deferred tax assets of $51.2. Valuation allowances have been established primarily with regard to the tax benefits of certain deferred expenses; net operating loss carry-forwards; and unrelieved foreign tax. In 2017, the valuation allowances increased by $4.8 which was primarily attributable to the following valuation allowance changes: an increase of $1.9 related to deferred expenses; an increase of $1.5 for the net operating loss carry-forwards; and an increase of $1.4 for unrelieved foreign tax (including the impact of foreign exchange movements). The valuation allowances are currently primarily established for foreign operations, as a result, the impact of The Act was immaterial on the valuation allowances.

A reconciliation of the beginning and ending amount of unrecognized tax benefits for 2017 is as follows:

Year Ended December 31, 2017
Balance at beginning of period	$1.5
Additions for tax positions related to:
Current year	—
Prior years	0.2
Reductions related to settlements	(1.1)
Balance at end of period	$0.6

The total balance of the unrecognized benefit above would not materially affect the effective tax rate if recognized. TWG expects settlements of a portion of the unrecognized tax benefit over the next year which will reduce the unrecognized tax benefits.

The Company is currently not under examination in the U.S. TWG is no longer subject to U.S. federal examinations by tax authorities for tax years ended December 31, 2014 and prior, state and local tax examinations before 2009, and foreign tax examinations before 2010.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The Act reduces the U.S. federal corporate tax rate from 35% to 21%, makes changes to the computations of loss reserves for property and casualty insurance companies, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings. As of December 31, 2017, TWG has not finalized its accounting for the tax effects of the enactment of The Act; however, as described below, TWG has made reasonable estimates of the effects on its existing deferred tax balances; foreign tax effects; and the change to loss-reserve discounting.

Deferred tax assets and liabilities: TWG remeasured certain deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is 21% for 2018 and forward. However, TWG is still analyzing certain aspects of The Act and refining our calculations, which could potentially affect the measurement of these balances or potentially give rise to new deferred tax amounts. The provisional amount was recorded to tax expense in the amount of $5.7 as of December 31, 2017. This provisional re-measurement amount is anticipated to change as data allowing a more accurate scheduling of the deferred tax assets and liabilities becomes available.

One-time transition tax: All U.S. shareholders of foreign corporations that own at least 10% must include in their income a one-time inclusion of all accumulated post 1986 undistributed earnings as of December 31, 2017. TWG has not recognized any provisional income tax expense as a result of this one-time transition tax for all of the foreign subsidiaries due to an estimated deficit in cumulative earnings and profits (E&P). While this computation is not final, it is believed that the final calculations will not result in a material difference. No additional income taxes have been provided for any basis difference inherent in these entities, as these amounts continue to be indefinitely reinvested in foreign operations. Determining the amount of unrecognized deferred tax liability related to any undistributed foreign earnings not subject to the transition tax and additional outside basis difference in these entities (i.e., basis difference in excess of that subject to the one-time transition tax) is not practicable, but the related provisional cumulative temporary difference as of December 31, 2017 was a net deficit of $128.9.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

6. Goodwill, Value of Business Acquired, and Other Intangible Assets

The following is a roll forward of the carrying values of TWG’s goodwill:

Total
Balance, January 1, 2017	$570.6
2017 foreign currency translation	13.7
2017 TVS India transaction	20.3
Balance, December 31, 2017	$604.6

During 2017, TWG completed a step-up acquisition in TVS India by purchasing an additional 41% ownership share, resulting in TWG becoming a 90% majority owner in TVS India. An independent valuation of TVS India was performed which resulted in TWG’s basis of acquired fair value of the assets and liabilities of TVS India, including goodwill of $20.3.

The following is a roll forward of the carrying values of TWG’s VOBA and intangible assets:

	Customer Relationships	Trademarks	Insurance Licenses	Information Technology	Total Other Intangible Assets	VOBA
Balance, January 1, 2017	116.2	12.5	15.0	6.3	150.0	61.0
2017 amortization	(20.6)	(1.1)	—	(1.7)	(23.4)	(34.3)
2017 TVS India transaction	3.4	—	—	—	3.4	—
2017 RLIC sale	—	—	(2.9)	—	(2.9)	—
2017 foreign currency translation	1.2	0.5	0.2	—	1.9	3.3
Balance, December 31, 2017	$100.2	$11.9	$12.3	$4.6	$129.0	$30.0

Weighted-average life (in years)	6.4	9.2	Indefinite	3.5		2.7

The aggregate accumulated amortization of VOBA and intangible assets is $319.0.

Goodwill, VOBA, and other finite-lived intangible assets are reviewed at least annually for indicators of impairment or whenever events or changes in business circumstances necessitate an evaluation for impairment using a fair value approach. TWG completes an annual test during the fourth quarter of each year based on the results of operations as of October 1st. There were no impairments of goodwill, VOBA or other finite-lived intangible assets that were recorded in 2017. Insurance licenses are also tested at least annually for impairment or whenever events or changes in business circumstances necessitate an evaluation for impairment using a fair value approach. No impairments of licenses were recorded in 2017. The fair value of licenses was reduced by the value of licenses assigned to RLIC, which was sold in 2017.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The expected future amortization schedule for the next five years, and thereafter, based on current assumptions and foreign currency exchange rates as of December 31, 2017, is expected to be as follows:

	2018	2019	2020	2021	2022	Thereafter
VOBA	$19.4	$7.3	$2.2	$0.3	$0.2	$0.6
Customer relationships	16.2	14.7	13.0	11.3	9.3	35.7
Trademarks	1.1	1.1	1.1	1.1	1.0	6.5
Information technology	1.3	1.3	1.3	0.7	—	—

7. Reserves

The following tables provide a reconciliation of the beginning and ending reserves for service contract benefits and claims payable, net of ceded claims recoverable for the year ended December 31, 2017:

	Warranty, Credit and Specialty	Property and Casualty	Total
Gross reserve for service contract benefits and claim payable at beginning of year	$168.8	$233.8	$402.6
Less ceded claims recoverable	(62.3)	(233.8)	(296.1)
Net reserve for service contract benefits and claim payable at beginning of year	106.5	—	106.5
Net service contract benefits and claims incurred related to:
Current year	526.6	—	526.6
Prior years	6.3	—	6.3
	532.9	—	532.9
Net service contract benefits and claims paid related to:
Current year	(436.7)	—	(436.7)
Prior years	(84.6)	—	(84.6)
	(521.3)	—	(521.3)
Change due to foreign exchange rates	6.0	—	6.0
Net reserve for service contract benefits and claim payable at end of year	124.1	—	124.1
Add ceded claims recoverable	69.1	224.5	293.6

Gross reserve for service contract benefits and claim payable at end of year	$193.2	$224.5	$417.7

Since the reserve for service contract benefits and claims payable includes estimates developed from various actuarial methods, TWG’s actual losses incurred may be more or less than TWG’s

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

previously developed estimates. As discussed in Note 2, certain of TWG’s arrangements with producers of warranty and credit insurance contracts include profit-sharing provisions.

During 2017, TWG had net unfavorable prior year development from TWG’s U.S. automotive programs, offset by favorable development in certain international markets.

The previous table includes net reserves for service contract and claims payable for credit and disability insurance of $36.3 at year end.

The following tables provide undiscounted information about claims development by accident year for the significant short duration claims balances. In addition, the tables show the total of IBNR plus expected development on reported claims by accident year and the cumulative number of reported claims as supplementary information. Foreign exchange rates have been applied to the loss development data presented below using the December 31, 2017 exchange rate for all periods to remove the impact of exchange rate movements over time, and thereby enhancing the comparability of the data.

The cumulative number of reported claims, for the year ended December 31, 2017 and prior are counted on a per claim and per coverage basis. Claim counts include open claims, claims that have been paid and closed, and reported claims that have been closed without the need for any payment.

The following tables represent incurred claims and allocated claim adjustment expenses, net of reinsurance, less cumulative paid claims and allocated claim adjustment expenses, net of reinsurance to reconcile to total claims and benefits payable, net of reinsurance as of December 31, 2017.

Five years of claims development information is provided, because the significant majority of the claims are fully developed after two years, as shown in the payout ratio tables.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

North America Net Claims Development Tables

Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance

						As of December 31, 2017
	Years Ended December 31,					Total of Incurred-but-Not-Reported Liabilities Plus Expected Development on Reported Claims	Cumulative Number of Reported Claims
Accident Year	2013	2014	2015	2016	2017
	Unaudited
2013	386.0	374.0	373.4	373.4	373.4	0.0	1,374,286
2014	—	334.5	325.4	325.1	325.5	0.1	1,515,127
2015	—	—	313.7	315.2	316.9	0.2	1,635,935
2016	—	—	—	338.5	346.8	1.2	1,946,104
2017	—	—	—	—	389.9	33.5	2,263,187
				Total	$ 1,752.5

Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance

	Years Ended December 31,
Accident Year	2013	2014	2015	2016	2017
	Unaudited
2013	330.4	372.8	373.2	373.3	373.4
2014	—	286.5	324.3	324.9	325.4
2015	—	—	273.4	313.9	316.8
2016	—	—	—	295.8	345.8
2017	—	—	—	—	333.9
				Total	$1,695.3
All outstanding liabilities for claims and benefits payable and claim adjustment expenses before 2013, net of reinsurance					—
Total outstanding liabilities for claims and benefits payable and claim adjustment expenses, net of reinsurance					$57.2

Supplementary Information: Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance (unaudited)
Year 1	Year 2	Year 3	Year 4	Year 5
86.7%	12.5%	0.4%	0.1%	0.0%

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Europe Net Claims Development Tables

Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance

						As of December 31, 2017
	Years Ended December 31,					Total of Incurred-but-Not-Reported Liabilities Plus Expected Development on Reported Claims	Cumulative Number of Reported Claims (actual number of claims)
Accident Year	2013	2014	2015	2016	2017
	Unaudited
2013	56.1	51.2	50.2	53.6	55.3	0.0	212,866
2014	—	51.7	44.2	45.5	48.9	0.0	223,629
2015	—	—	54.1	46.0	46.4	0.0	240,800
2016	—	—	—	60.1	53.1	0.2	232,547
2017	—	—	—	—	81.5	26.8	187,696
				Total	$ 285.2

Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance

	Years Ended December 31,
Accident Year	2013	2014	2015	2016	2017
	Unaudited
2013	33.0	44.9	47.1	49.2	50.8
2014	—	31.3	40.8	43.6	44.8
2015	—	—	32.7	44.3	44.4
2016	—	—	—	41.0	51.2
2017	—	—	—	—	52.5
				Total	$243.7
All outstanding liabilities for claims and benefits payable and claim adjustment expenses before 2013, net of reinsurance					8.3
Total outstanding liabilities for claims and benefits payable and claim adjustment expenses, net of reinsurance					$49.7

Supplementary Information: Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance (unaudited)
Year 1	Year 2	Year 3	Year 4	Year 5
67.1%	21.3%	3.3%	3.2%	2.9%

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Other International Net Claims Development Tables
Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance

						As of December 31, 2017
	Years Ended December 31,					Total of Incurred-but-Not-Reported Liabilities Plus Expected Development on Reported Claims	Cumulative Number of Reported Claims
Accident Year	2013	2014	2015	2016	2017
	Unaudited
2013	105.6	115.3	114.5	114.5	114.5	0.0	1,423,101
2014	—	67.3	67.9	67.4	67.0	0.2	1,054,871
2015	—	—	71.5	71.3	72.0	0.4	1,081,794
2016	—	—	—	51.0	49.5	0.7	552,433
2017	—	—	—	-	49.6	2.4	314,807
				Total	$ 352.6

Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance

	Years Ended December 31,
Accident Year	2013	2014	2015	2016	2017
	Unaudited
2013	88.9	112.9	114.2	114.3	114.4
2014	—	50.7	66.9	67.1	66.8
2015	—	—	58.6	69.8	71.2
2016	—	—	—	38.0	48.1
2017	—	—	—	—	36.9
				Total	$337.4
All outstanding liabilities for claims and benefits payable and claim adjustment expenses before 2013, net of reinsurance					0.2
Total outstanding liabilities for claims and benefits payable and claim adjustment expenses, net of reinsurance					$15.3

Supplementary Information: Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance (unaudited)
Year 1	Year 2	Year 3	Year 4	Year 5
77.1%	20.3%	1.1%	-0.2%	0.1%

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Reconciliation of the Disclosure of Net Incurred and Paid Claims Development to the Liability for Service Contract Benefits and Claims Payable

December 31, 2017
Net liability for service contract benefits and claims payable
North America	$57.2
Europe	49.7
Other International	15.3
All other lines	1.9
Liabilities for service contract benefits and claims payable and adjustment expenses, net of reinsurance	124.1

Reinsurance recoverable on service contract benefits and claims payable
North America	287.0
Europe	6.3
Other International	0.3
Total reinsurance recoverable on serrvice contract benefits and claims payable	293.6

Total liability for service contract benefits and claims payable	$417.7

8. Reinsurance

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. Most of TWG’s business consists of extended warranty products with relatively small individual benefit limits and is not exposed to catastrophic loss. TWG has obtained excess or stop-loss reinsurance to limit its exposure on certain travel, credit life, and accident policies. In addition, TWG has various external dealer captive reinsurance relationships with various producers that allow them to participate in the underwriting experience of the business they produce. The dealer captive reinsurance companies are required to provide collateral for the reserves ceded in the form of a letter of credit, trust account, or funds withheld. TWG remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations. Certain of these agreements provide excess loss coverage and are subject to contingent commission adjustments.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The effect of reinsurance on service contract revenue and insurance premiums written and earned is as follows:

	Year Ended December 31,
	2017
	Written	Earned

Direct service contract revenue	$1,162.3	$973.8
Assumed service contract revenue	2.4	(14.6)
Ceded service contract revenue	(409.0)	(304.3)
Net service contract revenue	$755.7	$654.9

	Year Ended December 31,
	2017
	Written	Earned

Direct insurance premiums	$811.8	$739.4
Assumed insurance premiums	87.6	20.4
Ceded insurance premiums	(383.6)	(321.9)
Net insurance premiums	$515.8	$437.9

Service contract benefits and claims incurred reported in the consolidated statement of income are net of ceded reinsurance as follows:

Year Ended December 31,
2017
Warranty, Credit & Specialty
ceded benefits incurred	$396.1
P&C ceded benefits incurred	9.0
Total ceded benefits incurred	$405.1

On November 30, 2006, three LPTs were completed to facilitate the acquisition of TWG by its former parent, Onex. Two of the LPTs resulted in VSC, ceding all assets and liabilities related to the other traditional property and casualty business to FFG Insurance Company (FFG) and Old Republic Insurance Company (Old Republic). A condition of these two LPTs was an indemnification issued by Aon to TWG for any future development on reserves or non-performance of underlying reinsurers. The third loss LPT resulted in VSC assuming from FFG all assets and liabilities related to certain extended warranty contracts. No gain or loss was recorded as a result of the LPT transactions. In August 2009, Aon sold FFG to National

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

Indemnity Company (National Indemnity), a subsidiary of Berkshire Hathaway, Inc. As a condition of the sale, National Indemnity assumed the indemnification previously issued by Aon related to the LPTs with FFG and Old Republic. In addition, National Indemnity entered into a novation agreement with VSC and Aon, whereby National Indemnity replaced FFG as a party to the LPT and administration agreements and assumed, on a novation basis, all rights, duties, liabilities, and obligations under such agreements.

The LPT transactions include the following items on a gross basis in TWG’s consolidated balance sheet at December 31, 2017:

Ceded claims recoverable	$223.7
Reserves for incurred but not reported claims	(107.0)
Case-basis claim reserves	(116.7)
Total	$—

During 2017, VSC entered into a reinsurance agreement with a foreign insurance company to assume certain extended warranty service contracts on a 100% quota share basis. Written premiums assumed under this contract were $55.6 in 2017.

A key credit quality indicator for reinsurance is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer’s ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the prepaid reinsurance premiums, ceded claims and reinsurance recoverables as of December 31, 2017 grouped by A.M. Best rating of the reinsurer:

Best Ratings of Reinsurer	Prepaid reinsurance premiums	Ceded claims recoverable	Reinsurance balances recoverables	Total
A++ or A+	$0.2	$170.6	$—	$170.8
A or A-	19.4	21.8	—	41.2
B++ or B+	—	0.1	—	0.1
Not Rated	1,453.4	101.1	23.3	1,577.8
Total	1,473.0	293.6	23.3	1,789.9
Less: Allowance	—	—	—	—
Net Total	$1,473.0	$293.6	$23.3	$1,789.9

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

A substantial portion of the Not Rated category is related to TWG’s agreements to reinsure premiums and risks related to business generated by certain clients to the clients’ own captive insurance companies. To mitigate exposure to credit risk for these reinsurers, TWG evaluates the financial condition of the reinsurer and holds substantial collateral in the form of funds withheld, trusts, and letters of credit as security.

9. Debt

In connection with the Wolverine merger on August 1, 2014, TWG entered into a $647.0 credit agreement with a syndicate of banks and JPMorgan Chase Bank, N.A., acting as the administrative agent. The $647.0 credit facility consists of a $617.0 term loan and access to a credit line loan of up to $30.0. The term loan matures in August 2019 and will amortize in equal quarterly installments of 1% per year, with the balance due at maturity. The credit line also matures in August 2019. TWG received net proceeds from the term loan of $614.9, which was net of an original issue discount of $2.1, and before the payment of loan origination and financing fees. The proceeds were used to finance a portion of the Wolverine merger and to pay off the outstanding principal and interest outstanding under the predecessor’s credit facility. TWG also incurred $14.0 in loan origination fees. The original issue discount and loan origination fees are being amortized over the life of the loan and are included in interest expense in the consolidated statement of income. At December 31, 2017, the unamortized original issue discount and loan origination fees of $5.2 were reported as a reduction to debt in the consolidated balance sheet. During 2017, TWG had no balance outstanding at any time on the credit line.

The term loan and credit line bear interest at an effective rate consisting of LIBOR plus a margin based upon TWG’s debt to total capitalization ratio. At December 31, 2017, interest was based on LIBOR plus 2%.

Interest expense and effective term rate for the year ended December 31, 2017 is as follows:

Interest expense	$19.2
Effective term rate	3.18%

The credit agreement, as amended, contains, but is not limited to, unconditional guarantees, pledges of collateral, restrictive covenants around investments, liens, equity interests, sale and leaseback transactions, and restrictive agreements. The terms also require that TWG maintain levels of net worth and debt to capitalization. TWG is in compliance with all covenants, specified minimum ratios, and thresholds as of December 31, 2017.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

At December 31, 2017, future principal repayments for the term loan are as follows:

2018	$6.2
2019	589.2
Total	$595.4

10. Commitments and Contingencies

TWG is subject to numerous claims and lawsuits that arise in the ordinary course of business. The damages claimed are substantial, including, in many instances, claims for punitive or extraordinary damages. Accruals for these items have been provided to the extent that losses are deemed probable and are estimable. TWG’s insurance subsidiaries are, from time to time, subject to a variety of regulatory audits or actions relating to current and past business operations and practices. TWG does not believe any pending regulatory matters will have a material adverse effect on TWG’s consolidated financial condition, results of operations, or cash flows.

In TWG’s insurance operations, litigation arising from claim settlement activities is generally considered in the establishment of TWG’s liability for unpaid claims and claims adjustment expense. As discussed in Note 8, National Indemnity has assumed the indemnification previously issued by Aon for any future development on claim reserves, nonperformance of third-party reinsurers, or any lawsuits arising from the property and casualty business that was reinsured to FFG and Old Republic to facilitate the acquisition of TWG by Onex, TWG’s former parent, on November 30, 2006.

Beginning in early 2014 and continuing through the year, a series of class action complaints were filed against TWG and other defendants in various states. These lawsuits related to emergency accident and health insurance policies issued by TWG as part of an insurance program that was placed into run-off over seven years ago and which terminated in 2014. The parties resolved all matters at mediation on April 29, 2016, for the amount of $15.0. VSC’s portion of the settlement is $2.0, with at least 75% of the settlement amount to be funded by VSC’s insurer. The final fairness hearing was held on April 27, 2017. The settlement was approved and the cases were subsequently dismissed.

Although the ultimate outcome of claims against TWG cannot be ascertained and liabilities in indeterminate amounts may be imposed on TWG, on the basis of present information and availability of insurance coverage, it is the opinion of management that the disposition or ultimate determination of such claims will not have a material adverse effect on the consolidated financial position of TWG.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

11. Leases

TWG has non-cancelable operating leases for certain office space, equipment, and automobiles. These leases expire at various dates and may contain renewal and expansion options. In addition to base rental costs, occupancy lease agreements generally provide for rent escalations resulting from increased assessments for real estate taxes and other charges.

Rental expense for operating leases was $15.4 for the year. This amount includes a one-time lease termination fee of $2.7 for the Chicago office relocation.

At December 31, 2017, future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, most of which pertain to real estate leases, are as follows:

2018	$4.1
2019	4.9
2020	4.6
2021	4.5
2022	3.8
2023 and thereafter	29.9
Total	$51.8

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

12. Related-Party Transactions

During 2016, TWG established TWG Re, a Cayman Islands reinsurance company, for the purposes of reinsuring a portion of the risks of TWG. TWG owns all of the non-voting equity interests of TWG Re. As a result of these intercompany reinsurance agreements, TWG reduced its global federal income tax expense by $17.3 for 2017.

The following table illustrates the intercompany transactions that have been fully eliminated for the year ended December 31, 2017:

	The Warranty	TWG Re,	TWG Holdings
	Group, Inc.	Ltd.	Limited

Balance sheet:
Investments	$(322.5)	$322.5	$—
Funds held	(357.1)	357.1	—
Unearned service contract revenue and
insurance premiums	(640.0)	640.0	—
Claim reserves	(32.8)	32.8	—
Income statement:
Earned service contract revenue
and insurance premiums	(286.3)	286.3	—
Service contract benefits and claims incurred	(196.3)	196.3	—
Commissions	(59.5)	59.5	—

In connection with the Wolverine merger, TWG became a party to a ten-year management agreement with TPG VI Management, LLC (TPG VI), an affiliate of TPG. Pursuant to that agreement, TPG VI received a transaction fee at the closing of the Wolverine merger, which was incurred and paid by an intermediate parent of TWG Inc., Wolverine Acquisitions, Inc. In addition, TPG VI is also entitled to receive an annual monitoring fee of $2.0 for ongoing consulting and management advisory services.

TWG also engages in transactions with other companies affiliated with TPG in the normal course of business. These affiliated companies provide operational and strategic consulting and advisory services to TWG. Management fees, consulting fees, and out-of-pocket expense reimbursements of $1.6 were included in other operating expenses in TWG’s consolidated statement of income.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

13. Shareholders’ Equity, Capital, and Surplus

TWG has two classes of common stock: Class A and Class B. Class A shareholders have voting rights and are entitled to receive a non-cumulative cash dividend at a rate of 10% per year subject to approval by TWG’s Board of Directors (TWG’s Board). At December 31, 2017, TWG had 9,477,627 of Class A shares authorized, issued, and outstanding at a par value of $0.0001 per share.

TWG also has 15,000,000 shares of Class B common shares authorized and 9,481,727 shares issued and outstanding at December 31, 2017. The Class B shareholders have no voting rights but are entitled to receive dividends subject to approval by TWG’s Board after consideration of the fixed cumulative preferential dividend to Class A shareholders. A dividend of $10.48 per share totaling $99.3 was declared and paid on July 23, 2017 to Class B shareholders.

14. Other Comprehensive Income

The components of other comprehensive income for 2017, and the related tax effects are as follows:

	Year Ended December 31,
	2017
		Income	Amount
	Pretax	Tax	Net of
	Income	Effect	Tax
Holding gains (losses) arising during the period before reclassification adjustments	$21.2	$(5.4)	$15.8
Reclassification adjustment for gains (losses) included in net income	(0.1)	0.1	0.0
Net unrealized investment gains (losses)	21.1	(5.3)	15.8
Net foreign exchange translation	23.6	(1.3)	22.3
Total other comprehensive income (loss)	$44.7	$(6.6)	$38.1

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The components of accumulated other comprehensive loss as of December 31, 2017, and the related tax effects are as follows:

	Year Ended December 31,
	2017
		Income	Amount
	Pretax	Tax	Net of
	Income	Effect	Tax
Net unrealized investment gains	$29.7	$(8.8)	$20.9
Net foreign exchange translation	(172.7)	6.1	(166.6)
Total accumulated other comprehensive
loss	$(143.0)	$(2.7)	$(145.7)

15. Employee Benefits

TWG sponsors The Warranty Group, Inc. Savings Plan (the Savings Plan), a defined contribution 401(k) savings plan for its employees. The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986 (the Code). Annually, participants may contribute up to 50% of eligible annual compensation, as defined in the Savings Plan, subject to maximum amounts established by the Code, pursuant to Section 401(k) of the Code.

The Savings Plan permits eligible employees to make designated after-tax Roth contributions and employee catch-up contributions to be subject to TWG’s matching contribution. During 2017, TWG matched 100% of the first 3%, and 50% of the next 3% of eligible compensation that a participant contributed to the Savings Plan. An employee’s interest in TWG’s matching contributions vest at a rate of 20% per plan year. TWG made matching contributions to the Savings Plan of $2.4.

TWG also has a supplemental executive retirement plan that allows certain executives to supplement existing retirement benefits offered under the Savings Plan by removing or increasing the limits imposed under the qualified plan rules. As of December 31, 2017, assets held by TWG and the corresponding accrued obligation, were $0.2, and were included in other assets and other liabilities in the consolidated balance sheet.

In 2009, the Company’s Board of Directors approved The Warranty Group, Inc. Deferred Compensation Plan (the Deferred Compensation Plan). The Deferred Compensation Plan is a nonqualified deferred compensation plan that is in compliance with the provisions of Section 409A of the Internal Revenue Code. The Deferred Compensation Plan allows participating management employees the option to defer the receipt of a portion of their current compensation until a later date. In addition to participant contributions, the Company may also elect to make additional discretionary contributions to the Deferred Compensation Plan. The Company made

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

no additional discretionary contributions to the Deferred Compensation Plan during 2017. As of December 31, 2017, assets held by the Company and the corresponding accrual obligation were $0.3, and were included in other assets and other liabilities in the consolidated balance sheet.

16. Share-Based Compensation

2014 Senior Management Retention Option Plan

In conjunction with the Wolverine merger, TWG’s Board approved the TWG Holdings Limited 2014 Senior Management Retention Option Plan (the Retention Plan). This Retention Plan permitted the granting of up to 60,000 options to purchase TWG’s Class B non-voting common stock to non-employee directors, consultants, or other key employees of TWG who are in a position to make a significant contribution to the future success of TWG. TWG initially granted 59,190 common stock options to senior management under the Retention Plan. All of the stock options were exercisable at $100 per share, the estimated fair value on the date of grant. Stock options awarded to senior management fully vested on the second anniversary of the grant date. All stock options issued under the Retention Plan expired three years from the date of grant, which was September 3, 2014, unless they were exercised or forfeited at an earlier date. At December 31, 2017, there were no common stock options outstanding under the Retention Plan.

2014 Share Option Plan

TWG’s Board also approved the TWG 2014 Share Option Plan (the Plan). The Plan permits the granting of up to 570,000 options to purchase TWG’s Class B non-voting common stock to non-employee directors, consultants, or other key employees of TWG. In November 2016, TWG’s Board approved a change to the plan to permit the granting of up to an additional 95,000 options for a total of up to 665,000 options to purchase TWG’s Class B non-voting common stock. Stock options cannot be sold or transferred by the participant.

During 2017, the TWG Board declared a $10.48 per share dividend on the TWG Class B Shares. Per the Plan document, each participant received a cash payment equal to the per-share dividend in respect to the participant’s vested option shares. In addition, the exercise price of unvested option shares was reduced by the value of the dividend.

Share options granted in 2017 were granted at exercise prices of $100 and $147 and were subject to the above payment and grant price reduction.

Approximately half of the awards granted under the Plan are time-based options that vest in equal annual installments over the five-year period following the grant date. At December 31, 2017, the time-based stock options were exercisable at a weighted average price of $95 per share. All time-based stock options issued under the Plan expire ten years from the date of grant, unless they are exercised or forfeited at an earlier date.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The remaining awards granted under the Plan are performance-based awards that vest upon the occurrence of a consummation of a change of control or a transaction where at least 50% of the shares held are sold or where certain financial targets are achieved. At December 31, 2017, the performance stock options were exercisable at a weighted average price of $92 per share.

All performance stock options issued under the Plan expire ten years from the date of grant unless they are exercised or forfeited at an earlier date. At December 31, 2017, TWG had 314,029 of outstanding time-based common stock options and 300,567 of performance-based common stock options under the Plan.

In addition, TWG also granted 8,440 common stock options to non-employee directors during 2017. These stock options vested immediately and have a ten-year term. Stock options cannot be sold or transferred by the participant.

TWG accounts for the issuance of stock option grants based on the fair value of the awards in accordance with accounting guidance included in the ASC Topic 718, Compensation – Stock Compensation. This guidance requires companies to recognize employee share-based compensation expense in the consolidated statement of income over the vesting period based on the fair value of the stock award at the grant date. For awards subject to graded vesting, TWG recognizes compensation expense using the straight-line recognition method. For awards that vest based on meeting certain performance conditions such as an IPO, change in ownership or control, or other liquidity event, compensation expense should be deferred until the transaction is consummated. Any remaining unrecognized compensation expense associated with these types of awards should be recognized in the final pre-acquisition financial statements.

The fair value of each stock option is estimated on the grant date using the Black-Scholes option pricing model. TWG follows the guidance in Securities and Exchange Commission Staff Accounting Bulletin No. 107 to estimate the expected life of the options granted. This guidance provides a simplified method for estimating the expected life of the options. TWG uses this method, since it has no historical share option experience to use as a basis for estimation.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The assumptions used in the Black-Scholes option pricing model for options granted during 2017 were as follows:

2017
Time-based options
Expected volatility	40%
Risk-free interest rate	1.86% - 2.19%
Expected dividend yield	–
Weighted average expected life	6.5 years - 7.5 years

Performance options
Expected volatility	40%
Risk-free interest rate	1.86% - 2.19%
Expected dividend yield	–
Weighted average expected life	6.5 years - 7.5 years

Stock option activity during 2017 is presented in the table below:

	Retention Options		Time-Based Options		Performance-Based Options
	Shares Subject to Options	Weighted Average Exercise Price per Share	Shares Subject to Options	Weighted Average Exercise Price per Share	Shares Subject to Options	Weighted Average Exercise Price per Share

Outstanding at January 1, 2017	35,190		257,841	100	254,190	100
Granted	—		171,665	107	163,225	105
Exercised	(4,100)	100	—	—	—	—
Forfeited	(31,090)	100	(115,477)	100	(116,848)	100
Outstanding at December 31, 2017	—		314,029	95	300,567	92

Exercisable at end of year	—		75,961		—

Shares available for future grants	—		18,471		31,933

Weighted average contractual
life (in Years)	—		8.3		8.4

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The weighted average fair value of options granted during 2017 was $47.38 and $37.07. The share-based compensation expense is included in salaries and employee benefits in TWG’s consolidated statement of income.

Compensation expense related to these stock options for 2017 was $2.9.

As of December 31, 2017, unrecognized compensation expense related to non-vested stock options was $9.1, which is expected to be recognized over a weighted average period of 3.6 years.

17. Significant Concentrations of Risk

In 2017, TWG had a large distributor that accounted for more than 10% of its service contract and premium revenue. The percentage of service contract and premium revenue from TWG’s largest customer, CarMax, Inc., was 19.5% for 2017.

At December 31, 2017, approximately 2.7%, of TWG’s service contract revenue and insurance premiums receivable was attributable to this customer.

As a result of the loss portfolio transfers previously discussed in Note 7, TWG has a significant ceded claims recoverable balance due from two unaffiliated companies. Amounts due from Old Republic represented 11.7% of the total ceded claims recoverable at December 31, 2017. Amounts due from Westport Insurance Corporation represented 20.9% of the total ceded claims recoverable at December 31, 2017.

18. Statutory Financial Information

TWG’s insurance subsidiaries are subject to insurance laws and regulations in the jurisdictions in which they operate, including the United States, Brazil, Cayman Islands, and the United Kingdom (U.K.). These regulations include restrictions that limit the amount of dividends or other distributions available to shareholders without prior approval of the insurance regulatory authorities.

TWG’s insurance subsidiaries are required to file annual statements with insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities. For such subsidiaries, regulatory accounting practices differ in certain respects from U.S. GAAP. Resource Life Insurance Company (RLIC) was sold on March 27, 2017.

The maximum amount of dividends that can be paid by VSC without prior approval of the Illinois Department of Insurance (the Illinois Department) is subject to restrictions relating to statutory surplus and operating earnings. The maximum dividend payment that may be made without prior approval is limited to the greater of the net gain from operations for the preceding

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

year or 10% of statutory surplus as of December 31 of the preceding year, not exceeding earned surplus. At December 31, 2017, approximately $40.6 was available for the payment of dividends without prior approval of the Illinois Department.

TWG’s insurance subsidiary in Brazil, VSC Brazil, is regulated by the Superintendence of Private Insurance (SUSEP). SUSEP supervises and controls the insurance markets in Brazil and establishes guidelines related to capital adequacy and solvency. At December 31, 2017, approximately $25.5 of excess capital was available for the payment of dividends contingent on receiving the prior approval of SUSEP.

TWG’s insurance subsidiary in the Cayman Islands, TWG Re, is regulated by the Cayman Islands Monetary Authority (CIMA). CIMA supervises and controls the insurance markets in the Cayman Islands and establishes guidelines related to capital adequacy and solvency. At December 31, 2017, approximately $67.3 of excess capital was available for the payment of dividends contingent on receiving the prior approval of CIMA.

TWG’s U.K. insurance subsidiaries, (LGI) and London General Life Insurance Company Ltd. (LGL), are regulated by the Prudential Regulation Authority (PRA) and the Financial Conduct Authority (FCA) of the U.K. The PRA’s and FCA’s handbooks cover all aspects of regulation, including capital adequacy and financial and nonfinancial reporting requirements. Solvency II has been effective in European Union member states since January 1, 2016 and is a directive that prescribes capital requirements, risk management standards and regulatory reporting requirements for the European insurance industry, and is integrated within the PRA’s regulations. Under Solvency II, the solvency capital requirement is calculated utilizing a standard formula. Additionally, LGI has an approved modification to the standard formula, known as an Undertaking Specific Parameter (USP) for use on the solo and group level solvency calculation, which has been granted approval by the PRA.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

The statutory net income and statutory capital and surplus of TWG’s insurance subsidiaries in accordance with regulatory accounting practices were as follows:

	Statutory Net Income	Statutory Capital and Surplus
	Year Ended December 31,	December 31,
	2017	2017
U.S. insurance subsidiaries
VSC	$9.0	$406.3
Total	$9.0	$406.3

International insurance subsidiaries
VSC Brazil	$2.3	$72.4
TWG Re	49.4	82.5
LGIC	4.1	163.3
LGL	(0.7)	5.0
Total	$55.1	$323.2

The National Association of Insurance Commissioners also has risk-based capital (RBC) requirements for U.S. insurers to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks and other business factors. The RBC formula is used by state insurance regulators to monitor trends in statutory capital and surplus for the purpose of initiating regulatory action. The RBC levels of each of the U.S. insurance subsidiaries at December 31, 2017, exceeded the levels required by regulatory authorities.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

19. Acquisitions

On December 29, 2017, TWG purchased an additional 41% ownership in TVS India for $8.2 increasing its ownership in TVS India from 49% to 90%. TVS India is an administrator of automobile warranty products. TWG’s investment in TVS India had been accounted for under the equity method of accounting. In connection with the step-up acquisition, TWG recognized an $8.3 realized gain related to the increased valuation of its original ownership in TVS India. TWG also recorded $3.4 in customer relationship intangible assets which are amortizable over a period of approximately 12 years and $20.3 in goodwill. TWG’s investment in TVS India had previously been accounted for under the equity method of accounting. As of December 29, 2017, TWG consolidated operations of TVS India. The following table summarizes the estimated fair value of the net assets acquired for TVS India, which is included in TWG’s consolidated balance sheet as of December 31, 2017.

Assets
Cash and cash equivalents	$3.9
Prepaid reinsurance premiums	30.9
Goodwill	20.3
Other intangible assets	3.4
Other assets	5.0
Total Assets	63.5

Liabilities and shareholders’ equity
Unearned service contract revenue	37.0
Other liabilities	16.4
Total Liabilities	53.4

Shareholders’ equity before minority interest	8.3
Minority interest	1.8
Total shareholders’ equity	10.1

Total liabilities and shareholders’ equity	$63.5

The fair value of the tangible assets and liabilities at the acquisition date approximated their carrying values. The fair value of customer relationships was established using the excess earnings method, which is an income approach based on estimated financial projections developed for each using market participant assumptions. Provisional estimates of fair values are established at the time of acquisition and are subsequently reviewed within the first year of operations subsequent to the acquisition date to determine the necessity for adjustments.

TWG Holdings Limited

Notes to Consolidated Financial Statements (Continued)

(In Millions, Except Per Share Data)

20. Subsequent Events

In late 2017, TWG entered into a series of agreements with an Australian company, including a commitment to pay $15.1 for the rights to underwrite all future Appliance and Technology (A&T) policies, which is effective January 2018.

On January 1, 2018, TWG commuted the reinsurance agreement with TWG Re, a related party. The effect of the commutation will subject all income and losses from this business to U.S. income taxes at a 21% rate. Under the previous agreement, any income generated on the business reinsured by TWG Re was taxed at the Cayman Islands corporate income tax rate.

TWG has evaluated subsequent events for recognition or disclosure through the issuance date of these consolidated financial statements on February 19, 2018. There were no other items identified in the period subsequent to the consolidated financial statement date other than those previously disclosed that required adjustment or disclosure.